=================================================================

                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ----------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   ---------------

                                TU ELECTRIC CAPITAL II
            (Exact name of registrant as specified in its Trust Agreement)

                    Delaware                        To Be Applied For
            (State of incorporation          (I.R.S. Employer Identification
               or organization)                            No.)

                                  1601 Bryan Street
                                 Dallas, Texas 75201
             (Address of principal executive offices, including zip code)

                                   ----------------

             Securities to be registered pursuant to Section 12(b) of the
          Act:

          =================================================================
               Title of each class      Name of each exchange on which
               to be so registered      each class is to be so registered
          ----------------------------------------------------------------
          9.00% Trust Originated
          Preferred Securities (SM)
          ("TOPrS(SM)")(and the         New York Stock Exchange
          Guarantee with respect
          thereto)
          ================================================================

             If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
          Instruction A.(c)(1), please check the following box.    [ ]

             If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
          please check the following box.     [ ]


             Securities to be registered pursuant to Section 12(g) of the
          Act:   None
                                   ----------------

             The Commission is respectfully requested to send copies of all notices, orders and communications to:


                              Robert J. Reger, Jr., Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019

          =================================================================

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1. Description of Registrant's Securities to be Registered.
                  -------------------------------------------------------

               The securities to be registered hereby are 9.00% Trust Originated Preferred Securities (SM)(Preferred Securities), of TU Electric Capital II, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of TU Electric Capital II and are guaranteed by Texas Utilities Electric Company (Company), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (Guarantee). The Guarantee is incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Company and TU Electric Capital II (Registration Nos. 33-63033 and 33-63033-01) filed with the Securities and Exchange Commission (Commission) on September 28, 1995 and amended by Amendment Nos. 1, 2 and 3 thereto, filed with the Commission on October 19, 1995, November 1, 1995 and November 7, 1995, respectively. Such registration statement, as so amended (Registration Statement), became effective on November 7, 1995. The particular terms of the Preferred Securities and Guarantee are described in the Prospectus, dated November 7, 1995, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement (Prospectus). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.


          Item 2. Exhibits.
                  --------

               The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of TU Electric Capital II are registered. Accordingly, the following Exhibits required in accordance with
          Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.


             Exhibit                              Description and Method
             Number                                     of Filing
             ------                               ----------------------

               1(a)     The Prospectus            Filed pursuant to Rule
                                                  424 in connection with
                                                  the Registration
                                                  Statement of the
                                                  Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

               4(a)     Certificate of Trust of   Filed as Exhibit 4(a)
                        TU Electric Capital II    to the Registration
                        (contained in the Form    Statement of the
                        of Amended and Restated   Company and TU Electric
                        Trust Agreement of TU     Capital II (Reg. Nos.
                        Electric Capital II)      33-63033 and 33-63033-
                                                  01).

               4(b)     Trust Agreement of TU     Filed as Exhibit 3(c)
                        Electric Capital II       to the Registration
                                                  Statement of the
                                                  Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

               4(c)     Form of Amended and       Filed as Exhibit 4(a)
                        Restated Trust            to the Registration
                        Agreement of TU           Statement of the
                        Electric Capital II       Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

               4(d)     Form of Indenture         Filed as Exhibit 4(b)
                        between the Company and   to the Registration
                        The Bank of New York,     Statement of the
                        as Trustee                Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

          --------------------
          (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

               4(e)     Form of Subordinated      Filed as Exhibit 4(b)
                        Debenture (contained in   to the Registration
                        the Form of Indenture)    Statement of the
                                                  Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

               4(f)     Form of Guarantee         Filed as Exhibit 4(c)
                        Agreement                 to the Registration
                                                  Statement of the
                                                  Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

               5(a)     Form of Preferred         Filed as Exhibit 4(f)
                        Security                  to the Registration
                                                  Statement of the
                                                  Company and TU Electric
                                                  Capital II (Reg. Nos.
                                                  33-63033 and 33-63033-
                                                  01).

                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated:  December 7, 1995         TU ELECTRIC CAPITAL II




                                           By:  /s/ Robert J. Reger, Jr.
                                               ---------------------------
                                               (Authorized Representative)